Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
USTelematics, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 for the registration of 200,000 shares of common stock of our report dated September 12, 2007 on the financial statements of USTelematics, Inc. as of May 31, 2007 and 2006 and for the year ended May 31, 2007, for the period from October 7, 2005 (inception) through May 31, 2006 and the period from October 7, 2005 (inception) through May 31, 2007.

Blackman Kallick, LLP
Chicago, Illinois

April 2, 2008